Exhibit 10.9
Steel Partners II GP LLC
590 Madison Avenue, 32nd Floor
New York, NY 10022

July 15, 2009

Steel Partners Holdings L.P. 590 Madison Avenue, 32nd Floor New York, NY 10022
Effective as of June 29, 2009, Steel Partners II (Onshore) LP, a Delaware limited partnership, Steel Partners Holdings L.P., a Delaware limited partnership (“SPH”), Steel Partners LLC, a Delaware limited liability company (“Steel Partners”), solely with respect to Article V therein, and Steel Partners II GP LLC, a Delaware limited liability company (“SPIIGP”), solely with respect to Article V and Section 6.2 therein, entered into an Amended and Restated Exchange Agreement (the “Exchange Agreement”).  Pursuant to Section 5.3(b) of the Exchange Agreement, SPIIGP agreed that, in the event that there is a decision made to not implement a complete Unwind (as defined therein), SPIIGP will transfer its general partnership interest in SPH to Steel Partners Holdings GP LLC, a wholly owned subsidiary of SPH (“SPHGP”), and SPHGP will also become the general partner of Steel Partners II, L.P., a Delaware limited partnership (“SPII”).  Effective as of July 14, 2009, SPH and Steel Partners entered into that certain Amended and Restated Management Agreement (the “Management Agreement”), a copy of which is attached hereto.  Pursuant to the Management Agreement, Steel Partners provides certain management services on behalf of and for the benefit of certain managed entities, including SPH and SPII.

A complete Unwind (as defined in the Exchange Agreement) has not occurred.  SPIIGP currently still serves as the general partner of SPII and hereby acknowledges its obligation, pursuant to Section 5.3(b) of the Exchange Agreement, to transfer its general partnership interest in SPH to SPHGP.  So long as it continues to serve as the general partner of SPII, SPIIGP hereby agrees that it shall manage SPII in accordance and consistent with the terms of the Management Agreement.

Sincerely,

STEEL PARTNERS II GP LLC

By:	/s/ Sanford Antignas
Name:	Sanford Antignas
Title:	Chief Operating Officer

Acknowledged and Agreed:
STEEL PARTNERS HOLDINGS L.P.

By:	Steel Partners Holdings GP LLC General Partner

By:	/s/ Sanford Antignas
Name:	Sanford Antignas
Title:	Chief Operating Officer

Enclosure